UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section l3 or l5(d) of the

Securities Exchange Act of l934

February 25, 2014

Date of report (date of earliest event reported)

SP PLUS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50796	16-1171179
(Commission File Number)	(IRS Employer Identification No.)

200 E. Randolph Street, Suite 7700, Chicago, Illinois 60601-7702

(Address of Principal Executive Offices)  (Zip Code)

(312) 274-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At a meeting of the Board of Directors (the “Board”) of SP Plus Corporation (the “Company”) held on February 25, 2014, Vance C. Johnston was appointed to be the Company’s Executive Vice President of Finance effective March 3, 2014, and Mr. Johnston was appointed to be Executive Vice President, Chief Financial Officer and Treasurer effective the first business day following the filing date of the Company’s 2013 Annual Report on Form 10-K with the Securities and Exchange Commission, which is anticipated to occur on or about March 13, 2014 (the “Effective Date”).

At the same meeting, the Board appointed G Marc Baumann to be the Company’s President and Chief Operating Officer as of the Effective Date. Mr. Baumann, 58, has served as the Company’s Chief Financial Officer and Treasurer since October 2000 and as the President of Urban Operations since October 2012. The Board also appointed James A. Wilhelm, 60, to be the Company’s Chief Executive Officer as of the Effective Date. Mr. Wilhelm has served as the Company’s President since September 2000 and its Chief Executive Officer and a director since October 2001. Messrs. Johnston and Baumann will both report to Mr. Wilhelm.

Mr. Johnston, 44, held various positions with Furniture Brands International, Inc. since May 2010, including Chief Financial Officer from May 2012 to December 2013. Prior to Furniture Brands, he was Chief Financial Officer for Miami Jewish Health Systems from March 2009 through March 2010, and Vice President, Corporate Strategy at Royal Caribbean Cruises, Ltd. from December 2005 through August 2009. Mr. Johnston has also held various positions in strategy, finance and operations with OfficeMax, Inc. from 2002 to 2005 and Burger King Corp. from 2001 to 2002.  He began his career at KPMG and is a Certified Public Accountant. Mr. Johnston holds an MBA degree from the University of Chicago’s Booth School of Management.

Mr. Johnston’s salary will be $400,000 per annum, and he is eligible to participate the Company’s two annual bonus programs. Mr. Johnston is expected to sign an employment agreement containing a non-compete provision in March 2014, and the Company will report that information in a Current Report on Form 8-K when it is available. Effective upon the execution his employment agreement, the Company will grant Mr. Johnston restricted stock units valued at $200,000 with five-year cliff vesting. Compensation for Messrs. Wilhelm and Baumann will not change on the Effective Date.

Messrs. Wilhelm, Baumann and Johnston have no other reportable relationships with the Company or its affiliates.

On February 28, 2014, the Company issued a press release that provides further details. A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

Exhibit Index

99.1     Press Release dated February 28, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SP PLUS CORPORATION

Date: February 28, 2014	By:	/s/ G MARC BAUMANN
G Marc Baumann, Chief Financial Officer, Treasurer & President of Urban Operations